                                                                  EXHIBIT (a)(7)

                        WRITTEN INSTRUMENT AMENDING THE
                             AMENDED AND RESTATED
                      AGREEMENT AND DECLARATION OF TRUST
                            OF PACIFIC SELECT FUND


     RESOLVED, that the undersigned, being a majority of the Trustees of Pacific Select Fund, a Massachusetts business trust (the "Trust"), acting pursuant to
Section 6.2 of the Amended and Restated Agreement and Declaration of Trust, dated October 28, 1999 and amended on April 28, 2000, August 14, 2000, August 25, 2000 and December 27, 2000 ("Declaration of Trust"), hereby amend the Declaration of Trust to redesignate the name of the "Equity Income Portfolio" to "Large-Cap Core Portfolio".

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the 8th day of October 2001.

/s/ Thomas C. Sutton                             /s/ Lucie H. Moore
___________________________________              _______________________________
Thomas C. Sutton                                 Lucie H. Moore
Trustee                                          Trustee

/s/ Richard L. Nelson                            /s/ Alan Richards
___________________________________              _______________________________
Richard L. Nelson                                Alan Richards
Trustee                                          Trustee

/s/ Lyman W. Porter
___________________________________
Lyman W. Porter
Trustee

                            PRESIDENT'S CERTIFICATE


     The undersigned, being the duly appointed, qualified and active President of Pacific Select Fund (the "Trust"), hereby certifies that Section 6.2 of the Trust's Amended and Restated Agreement and Declaration of Trust dated October 28, 1999 and amended on April 28, 2000, August 14, 2000, August 25, 2000 and December 27, 2000 (the "Declaration of Trust") has been duly amended in accordance with the provisions of Section 11.4 of the Declaration of Trust.



Date: October 8, 2001                            /s/ Glenn S. Schafer
                                                 -------------------------------
                                                 Glenn S. Schafer
                                                 President